Exhibit 99.1

McKESSON REPORTS FISCAL 2015 THIRD-QUARTER RESULTS

•	Revenues of $47 billion for the third quarter, up 37%.

•	Third-quarter GAAP earnings per diluted share from continuing operations of $2.01, up 187%.

•	Third-quarter Adjusted Earnings per diluted share from continuing operations of $2.89, up 95%.

•	Fiscal 2015 Outlook: Adjusted Earnings per diluted share of $10.80 to $10.95, up from previous outlook of $10.50 to $10.90.

SAN FRANCISCO, February 5, 2015 – McKesson Corporation (NYSE:MCK) today reported that revenues for the third quarter ended December 31, 2014 were $47.0 billion, up 37% compared to $34.3 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), third-quarter earnings per diluted share from continuing operations was $2.01 compared to $0.70 a year ago.

“I am pleased by the strong performance of our business for the first nine months of our fiscal year. We have raised our outlook for the year and now expect Adjusted Earnings per diluted share from continuing operations of $10.80 to $10.95 for the fiscal year ending March 31, 2015. McKesson’s third-quarter results reflect solid execution across our business,” said John H. Hammergren, chairman and chief executive officer.

Third-quarter Adjusted Earnings per diluted share was $2.89, up 95% compared to $1.48 a year ago. Third-quarter results benefitted from the pull forward of earnings generated by our branded portfolio of products previously anticipated in the fourth quarter and a lower than expected tax rate driven by the enactment of recent legislation.

For the first nine months of the fiscal year, McKesson generated cash from operations of $1.2 billion, and ended the quarter with cash and cash equivalents of $4.6 billion. Through nine months of the fiscal year, McKesson paid $171 million in dividends, had internal capital spending of $405 million, and spent $40 million on acquisitions.

Segment Results

Distribution Solutions revenues were $46.3 billion, up 38% on a reported basis and 39% on a constant currency basis for the quarter, mainly driven by the contribution from our acquisition of Celesio and market growth.

North America pharmaceutical distribution and services revenues, which include results from U.S. Pharmaceutical, McKesson Canada and McKesson Specialty Health, were up 17% on a reported and constant currency basis for the quarter, reflecting market growth including growth from existing customers and continued demand for recently launched drugs for the treatment of Hepatitis C.

International pharmaceutical distribution and services revenues were $7.3 billion, an increase of 7% on the underlying results of Celesio on a constant currency basis.

Medical-Surgical distribution and services revenues were up 7% for the quarter, driven by market growth.

In the third quarter, Distribution Solutions GAAP operating profit was $785 million and GAAP operating margin was 1.70%. Third-quarter adjusted operating profit was $1,043 million and the adjusted operating margin was 2.26%.

Technology Solutions revenues were $755 million, down 7% in the third quarter compared to the prior year, driven by anticipated revenue softness from the Horizon clinical software platform and the planned elimination of a product line, partially offset by growth in other technology businesses. GAAP operating profit was $111 million for the third quarter and GAAP operating margin was 14.70%. Adjusted operating profit was $123 million for the third quarter and adjusted operating margin was 16.29%.

Fiscal Year 2015 Outlook

McKesson expects Adjusted Earnings per diluted share from continuing operations between $10.80 and $10.95 for the fiscal year ending March 31,

2015, based on an updated full year average exchange rate of $1.29 per Euro, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.48 per diluted share.

•	Acquisition expenses and related adjustments of 63 cents per diluted share.

•	LIFO inventory-related charges of 97 cents to $1.07 per diluted share.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and

Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; changes in the European regulatory environment with respect to privacy and data protection regulations; managing foreign expansion, including the related operating, economic, political and regulatory risks; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; material adverse resolution of pending legal proceedings; exposure to European economic conditions, including recent austerity measures taken by certain European governments; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 7328191. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Exhibit 99.1

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31,			Nine Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Revenues	$47,005	$34,336	37%	$135,821	$99,560	36%
Cost of sales (1) (2) (3)	(44,063)	(32,486)	36	(127,159)	(93,759)	36

Gross profit	2,942	1,850	59	8,662	5,801	49
Operating expenses (3)	(2,162)	(1,339)	61	(6,406)	(3,899)	64
Litigation charges (4)	—	(18)	—	—	(68)	—

Total operating expenses	(2,162)	(1,357)	59	(6,406)	(3,967)	61

Operating income	780	493	58	2,256	1,834	23
Other income (loss), net	13	(6)	—	57	9	533
Interest expense	(97)	(69)	41	(297)	(187)	59

Income from continuing operations before income taxes	696	418	67	2,016	1,656	22
Income tax expense (5)	(183)	(254)	(28)	(587)	(641)	(8)

Income from continuing operations after tax	513	164	213	1,429	1,015	41
Loss from discontinued operations, net of tax (6)	(2)	(99)	(98)	(30)	(122)	(75)

Net income	511	65	686	1,399	893	57
Net Income Attributable to Noncontrolling Interests (7)	(39)	—	—	(55)	—	—

Net income attributable to McKesson Corporation	$472	$65	626	$1,344	$893	51

Earnings (loss) per common share attributable to McKesson Corporation (8)
Diluted
Continuing operations	$2.01	$0.70	187%	$5.84	$4.36	34%
Discontinued operations	(0.01)	(0.42)	(98)	(0.12)	(0.53)	(77)

Total	$2.00	$0.28	614	$5.72	$3.83	49

Basic
Continuing operations	$2.04	$0.71	187%	$5.93	$4.43	34%
Discontinued operations	(0.01)	(0.43)	(98)	(0.13)	(0.53)	(75)

Total	$2.03	$0.28	625	$5.80	$3.90	49

Dividends declared per common share	$0.24	$0.24		$0.72	$0.68

Weighted average common shares
Diluted	236	234	1%	235	233	1%
Basic	232	230	1	232	229	1

(1)	The third quarter and first nine months of fiscal year 2015 include charges of $95 million and $287 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. The third quarter and first nine months of fiscal year 2014 include $142 million and $186 million of LIFO charges.
(2)	The first nine months of fiscal year 2015 reflect a non-cash charge of $34 million ($27 million after-tax) related to the workforce business within our International Technology business, which was primarily recorded in cost of sales.
(3)	Fiscal year 2014, as reported under GAAP, includes pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses. These charges primarily consist of $35 million of product alignment charges, $15 million of integration-related expenses and $7 million of severance charges.
(4)	Represents charges for our Average Wholesale Price (“AWP”) litigation.
(5)	Fiscal year 2014 includes a charge of $122 million related to our litigation with the Canadian Revenue Agency.
(6)	Fiscal year 2014 includes an $80 million pre-tax and after-tax impairment charge related to our International Technology business, which was sold in part during the second quarter of fiscal year 2015.
(7)	The third quarter and first nine months of fiscal year 2015 primarily reflect guaranteed dividends that McKesson became obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, upon the December 2, 2014 effectiveness of the Domination and Profit and Loss Transfer agreement.
(8)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended December 31, 2014						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$47,005	$—	$—	$—	$—	$47,005	37%	37%

Gross profit	$2,942	$2	$1	$—	$95	$3,040	59	52
Operating expenses	(2,162)	123	50	—	—	(1,989)	59	61
Other income, net	13	—	—	—	—	13	—	86
Interest expense	(97)	—	—	—	—	(97)	41	64

Income from continuing operations before income taxes	696	125	51	—	95	967	67	35
Income tax expense	(183)	(40)	(18)	—	(37)	(278)	(28)	(24)

Income from continuing operations after tax	513	85	33	—	58	689	213	99
Net Income Attributable to Noncontrolling Interests (1)	(39)	23	6	—	—	(10)	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$474	$108	$39	$—	$58	$679	189	96

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$2.01	$0.46	$0.17	$—	$0.25	$2.89	187%	95%

Diluted weighted average common shares	236	236	236	—	236	236	1%	1%

	Quarter Ended December 31, 2013
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$34,336	$—	$—	$—	$—	$34,336

Gross profit (3)	$1,850	$4	$3	$—	$142	$1,999
Operating expenses (3)	(1,357)	66	40	18	—	(1,233)
Other income (loss), net	(6)	—	13	—	—	7
Interest expense	(69)	—	10	—	—	(59)

Income from continuing operations before income taxes	418	70	66	18	142	714
Income tax expense (4)	(254)	(27)	(23)	(7)	(56)	(367)

Income from continuing operations after tax	164	43	43	11	86	347
Net Income Attributable to Noncontrolling Interests	—	—	—	—	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$164	$43	$43	$11	$86	$347

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$0.70	$0.19	$0.17	$0.05	$0.37	$1.48

Diluted weighted average common shares	234	234	234	234	234	234

(1)	The third quarter of fiscal year 2015 primarily reflects guaranteed dividends that McKesson became obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, upon the December 2, 2014 effectiveness of the Domination and Profit and Loss Transfer agreement.
(2)	Certain computations may reflect rounding adjustments.
(3)	Fiscal year 2014, as reported under GAAP, includes pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of severance charges.
(4)	Fiscal year 2014 includes a charge of $122 million related to our litigation with the Canadian Revenue Agency.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Nine Months Ended December 31, 2014						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$135,821	$—	$—	$—	$—	$135,821	36%	36%

Gross profit (1)	$8,662	$7	$1	$—	$287	$8,957	49	49
Operating expenses	(6,406)	379	161	—	—	(5,866)	61	61
Other income, net	57	—	—	—	—	57	533	159
Interest expense	(297)	—	—	—	—	(297)	59	68

Income from continuing operations before income taxes	2,016	386	162	—	287	2,851	22	29
Income tax expense	(587)	(120)	(55)	—	(112)	(874)	(8)	4

Income from continuing operations after tax	1,429	266	107	—	175	1,977	41	44
Net Income Attributable to Noncontrolling Interests (2)	(55)	—	—	—	—	(55)	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,374	$266	$107	$—	$175	$1,922	35	40

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$5.84	$1.13	$0.46	$—	$0.74	$8.17	34%	39%

Diluted weighted average common shares	235	235	235	—	235	235	1%	1%

	Nine Months Ended December 31, 2013
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$99,560	$—	$—	$—	$—	$99,560

Gross profit (4)	$5,801	$15	$3	$—	$186	$6,005
Operating expenses (4)	(3,967)	196	66	68	—	(3,637)
Other income, net	9	—	13	—	—	22
Interest expense	(187)	—	10	—	—	(177)

Income from continuing operations before income taxes	1,656	211	92	68	186	2,213
Income tax expense (5)	(641)	(79)	(33)	(15)	(73)	(841)

Income from continuing operations after tax	1,015	132	59	53	113	1,372
Net Income Attributable to Noncontrolling Interests	—	—	—	—	—	—

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,015	$132	$59	$53	$113	$1,372

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$4.36	$0.57	$0.24	$0.23	$0.49	$5.89

Diluted weighted average common shares	233	233	233	233	233	233

(1)	The first nine months of fiscal year 2015 reflect a non-cash charge of $34 million ($27 million after-tax) related to the workforce business within our International Technology business. The amount was primarily recorded in cost of sales.
(2)	Fiscal year 2015 primarily reflects guaranteed dividends that McKesson became obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, upon the December 2, 2014 effectiveness of the Domination and Profit and Loss Transfer agreement.
(3)	Certain computations may reflect rounding adjustments.
(4)	Fiscal year 2014, as reported under GAAP, includes pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of severance charges.
(5)	Fiscal year 2014 includes a charge of $122 million related to our litigation with the Canadian Revenue Agency.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended December 31, 2014			Quarter Ended December 31, 2013			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$37,398	$—	$37,398	$32,060	$—	$32,060	17%	17%
International pharmaceutical distribution & services	7,288	—	7,288	—	—	—	—	—
Medical-Surgical distribution & services	1,564	—	1,564	1,462	—	1,462	7	7

Total Distribution Solutions	46,250	—	46,250	33,522	—	33,522	38	38

Technology Solutions - Products and Services	755	—	755	814	—	814	(7)	(7)

Revenues	$47,005	$—	$47,005	$34,336	$—	$34,336	37	37

GROSS PROFIT
Distribution Solutions	$2,571	$97	$2,668	$1,499	$142	$1,641	72	63
Technology Solutions (1)	371	1	372	351	7	358	6	4

Gross profit	$2,942	$98	$3,040	$1,850	$149	$1,999	59	52

OPERATING EXPENSES
Distribution Solutions	$(1,794)	$161	$(1,633)	$(950)	$89	$(861)	89	90
Technology Solutions (1)	(261)	11	(250)	(305)	23	(282)	(14)	(11)
Corporate	(107)	1	(106)	(102)	12	(90)	5	18

Operating expenses	$(2,162)	$173	$(1,989)	$(1,357)	$124	$(1,233)	59	61

OTHER INCOME (LOSS), NET
Distribution Solutions	$8	$—	$8	$3	$—	$3	167	167
Technology Solutions	1	—	1	1	—	1	—	—
Corporate	4	—	4	(10)	13	3	—	33

Other income (loss), net	$13	$—	$13	$(6)	$13	$7	—	86

OPERATING PROFIT
Distribution Solutions	$785	$258	$1,043	$552	$231	$783	42	33
Technology Solutions (1)	111	12	123	47	30	77	136	60

Operating profit	896	270	1,166	599	261	860	50	36
Corporate	(103)	1	(102)	(112)	25	(87)	(8)	17
Interest Expense	(97)	—	(97)	(69)	10	(59)	41	64

Income from continuing operations before income taxes (2)	$696	$271	$967	$418	$296	$714	67	35

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.70%		2.26%	1.65%		2.34%	5bp	(8	)bp
Technology Solutions	14.70		16.29	5.77		9.46	893	683

(1)	Fiscal year 2014, as reported under GAAP, includes pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of severance charges.
(2)	For the fiscal year 2015, the amount is prior to recording guaranteed dividends to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, under the Domination and Profit and Loss Transfer agreement.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Nine Months Ended December 31, 2014			Nine Months Ended December 31, 2013			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$106,850	$—	$106,850	$92,808	$—	$92,808	15%		15%
International pharmaceutical distribution & services	22,207	—	22,207	—	—	—	—		—
Medical-Surgical distribution & services	4,471	—	4,471	4,286	—	4,286	4		4

Total Distribution Solutions	133,528	—	133,528	97,094	—	97,094	38		38
Technology Solutions - Products and Services	2,293	—	2,293	2,466	—	2,466	(7)		(7)

Revenues	$135,821	$—	$135,821	$99,560	$—	$99,560	36		36

GROSS PROFIT
Distribution Solutions	$7,569	$289	$7,858	$4,642	$187	$4,829	63		63
Technology Solutions (1) (2)	1,093	6	1,099	1,159	17	1,176	(6)		(7)

Gross profit	$8,662	$295	$8,957	$5,801	$204	$6,005	49		49

OPERATING EXPENSES
Distribution Solutions	$(5,288)	$497	$(4,791)	$(2,799)	$267	$(2,532)	89		89
Technology Solutions (2)	(792)	32	(760)	(866)	50	(816)	(9)		(7)
Corporate	(326)	11	(315)	(302)	13	(289)	8		9

Operating expenses	$(6,406)	$540	$(5,866)	$(3,967)	$330	$(3,637)	61		61

OTHER INCOME (LOSS), NET
Distribution Solutions	$45	$—	$45	$13	$—	$13	246		246
Technology Solutions	3	—	3	1	—	1	200		200
Corporate	9	—	9	(5)	13	8	—		13

Other income, net	$57	$—	$57	$9	$13	$22	533		159

OPERATING PROFIT
Distribution Solutions	$2,326	$786	$3,112	$1,856	$454	$2,310	25		35
Technology Solutions (1) (2)	304	38	342	294	67	361	3		(5)

Operating profit	2,630	824	3,454	2,150	521	2,671	22		29
Corporate	(317)	11	(306)	(307)	26	(281)	3		9
Interest Expense	(297)	—	(297)	(187)	10	(177)	59		68

Income from continuing operations before income taxes (3)	$2,016	$835	$2,851	$1,656	$557	$2,213	22		29

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.74%		2.33%	1.91%		2.38%	(17	)bp	(5	)bp
Technology Solutions	13.26		14.91	11.92		14.64	134		27

(1)	The first nine months of fiscal year 2015 reflect a non-cash charge of $34 million ($27 million after-tax) related to the workforce business within our International Technology business. The amount was primarily recorded in cost of sales.
(2)	Fiscal year 2014, as reported under GAAP, includes pre-tax charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of severance charges.
(3)	For the fiscal year 2015, the amount is prior to recording guaranteed dividends to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, under the Domination and Profit and Loss Transfer agreement.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended December 31, 2014				Quarter Ended December 31, 2013
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$46,250	$755	$—	$47,005	$33,522	$814	$—	$34,336

Gross profit (1)	$2,571	$371	$—	$2,942	$1,499	$351	$—	$1,850
Operating expenses (1)	(1,794)	(261)	(107)	(2,162)	(950)	(305)	(102)	(1,357)
Other income (loss), net	8	1	4	13	3	1	(10)	(6)

Income from continuing operations before interest expense and income taxes	785	111	(103)	793	552	47	(112)	487
Interest expense	—	—	(97)	(97)	—	—	(69)	(69)

Income from continuing operations before income taxes (2)	$785	$111	$(200)	$696	$552	$47	$(181)	$418

Pre-Tax Adjustments:
Gross profit	$1	$1	$—	$2	$—	$4	$—	$4
Operating expenses	111	12	—	123	55	11	—	66

Amortization of acquisition-related intangibles	112	13	—	125	55	15	—	70
Gross profit	1	—	—	1	—	3	—	3
Operating expenses	50	(1)	1	50	16	12	12	40
Other income, net	—	—	—	—	—	—	13	13
Interest expense	—	—	—	—	—	—	10	10

Acquisition expenses and related adjustments	51	(1)	1	51	16	15	35	66
Operating expenses - Litigation reserve adjustments	—	—	—	—	18	—	—	18
Gross profit - LIFO-related adjustments	95	—	—	95	142	—	—	142

Total pre-tax adjustments	$258	$12	$1	$271	$231	$30	$35	$296

Adjusted Earnings (Non-GAAP):
Revenues	$46,250	$755	$—	$47,005	$33,522	$814	$—	$34,336

Gross profit (1)	$2,668	$372	$—	$3,040	$1,641	$358	$—	$1,999
Operating expenses (1)	(1,633)	(250)	(106)	(1,989)	(861)	(282)	(90)	(1,233)
Other income, net	8	1	4	13	3	1	3	7

Income from continuing operations before interest expense and income taxes	1,043	123	(102)	1,064	783	77	(87)	773
Interest expense	—	—	(97)	(97)	—	—	(59)	(59)

Income from continuing operations before income taxes (2)	$1,043	$123	$(199)	$967	$783	$77	$(146)	$714

(1)	Fiscal year 2014, as reported under GAAP, includes pre-tax Technology Solutions charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of severance charges.
(2)	For the fiscal year 2015, the amount is prior to recording guaranteed dividends to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, under the Domination and Profit and Loss Transfer agreement.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Nine Months Ended December 31, 2014				Nine Months Ended December 31, 2013
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$133,528	$2,293	$—	$135,821	$97,094	$2,466	$—	$99,560

Gross profit (1) (2)	$7,569	$1,093	$—	$8,662	$4,642	$1,159	$—	$5,801
Operating expenses (2)	(5,288)	(792)	(326)	(6,406)	(2,799)	(866)	(302)	(3,967)
Other income (loss), net	45	3	9	57	13	1	(5)	9

Income from continuing operations before interest expense and income taxes	2,326	304	(317)	2,313	1,856	294	(307)	1,843
Interest expense	—	—	(297)	(297)	—	—	(187)	(187)

Income from continuing operations before income taxes (3)	$2,326	$304	$(614)	$2,016	$1,856	$294	$(494)	$1,656

Pre-Tax Adjustments:
Gross profit	$1	$6	$—	$7	$1	$14	$—	$15
Operating expenses	347	32	—	379	161	35	—	196

Amortization of acquisition-related intangibles	348	38	—	386	162	49	—	211
Gross profit	1	—	—	1	—	3	—	3
Operating expenses	150	—	11	161	38	15	13	66
Other income, net	—	—	—	—	—	—	13	13
Interest expense	—	—	—	—	—	—	10	10

Acquisition expenses and related adjustments	151	—	11	162	38	18	36	92
Operating expenses - Litigation reserve adjustments	—	—	—	—	68	—	—	68
Gross profit - LIFO-related adjustments	287	—	—	287	186	—	—	186

Total pre-tax adjustments	$786	$38	$11	$835	$454	$67	$36	$557

Adjusted Earnings (Non-GAAP):
Revenues	$133,528	$2,293	$—	$135,821	$97,094	$2,466	$—	$99,560

Gross profit (1) (2)	$7,858	$1,099	$—	$8,957	$4,829	$1,176	$—	$6,005
Operating expenses (2)	(4,791)	(760)	(315)	(5,866)	(2,532)	(816)	(289)	(3,637)
Other income, net	45	3	9	57	13	1	8	22

Income from continuing operations before interest expense and income taxes	3,112	342	(306)	3,148	2,310	361	(281)	2,390
Interest expense	—	—	(297)	(297)	—	—	(177)	(177)

Income from continuing operations before income taxes (3)	$3,112	$342	$(603)	$2,851	$2,310	$361	$(458)	$2,213

(1)	The first nine months of fiscal year 2015 reflect a non-cash charge of $34 million ($27 million after-tax) related to the workforce business within our International Technology business. The amount was primarily recorded in cost of sales.
(2)	Fiscal year 2014, as reported under GAAP, includes pre-tax Technology Solutions charges of $57 million, of which $34 million was recorded in cost of sales and $23 million was recorded in operating expenses; as reported under an Adjusted Earnings basis (Non-GAAP), pre-tax charges were $42 million, of which $31 million was recorded in cost of sales and $11 million was recorded in operating expenses. These charges, as reported under an Adjusted Earnings basis (Non-GAAP), primarily consist of $35 million of product alignment charges and $7 million of severance charges.
(3)	For the fiscal year 2015, the amount is prior to recording guaranteed dividends to the noncontrolling interests of McKesson’s subsidiary, Celesio AG, under the Domination and Profit and Loss Transfer agreement.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	December 31,	March 31,
	2014	2014
ASSETS
Current Assets
Cash and cash equivalents	$4,587	$4,193
Receivables, net	16,581	14,193
Inventories, net	15,378	13,308
Prepaid expenses and other	595	879

Total Current Assets	37,141	32,573
Property, Plant and Equipment, Net	2,156	2,222
Goodwill	9,956	9,927
Intangible Assets, Net	3,864	5,022
Other Assets	1,993	2,015

Total Assets	$55,110	$51,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$25,205	$21,429
Short-term borrowings	407	346
Deferred revenue	1,231	1,236
Deferred tax liabilities	1,705	1,588
Current portion of long-term debt	1,006	1,424
Other accrued liabilities	3,224	3,478

Total Current Liabilities	32,778	29,501
Long-Term Debt	8,981	8,949
Other Noncurrent Liabilities	2,734	2,991
Commitments and Contingent Liabilities
Redeemable Noncontrolling Interests	1,461	—

McKesson Corporation Stockholders’ Equity	9,084	8,522
Noncontrolling Interests	72	1,796

Total Equity	9,156	10,318

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$55,110	$51,759

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Nine Months Ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$1,399	$893
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	793	495
Deferred taxes	55	86
Share-based compensation expense	127	115
LIFO charges	287	186
Other non-cash items	(53)	83
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(2,832)	(875)
Inventories	(2,654)	(1,387)
Drafts and accounts payable	4,164	581
Deferred revenue	(19)	(12)
Taxes	(203)	151
Litigation charges	—	68
Litigation settlement payments	—	(86)
Other	165	174

Net cash provided by operating activities	1,229	472

INVESTING ACTIVITIES
Property acquisitions	(286)	(191)
Capitalized software expenditures	(119)	(108)
Acquisitions, less cash and cash equivalents acquired	(40)	(116)
Proceeds from sale of businesses and equity investment	15	97
Other	(9)	(104)

Net cash used in investing activities	(439)	(422)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,451	150
Repayments of short-term borrowings	(2,327)	(150)
Proceeds from issuances of long-term debt	11	—
Repayments of long-term debt	(240)	—
Common stock transactions:
Issuances	115	150
Share repurchases, including shares surrendered for tax withholding	(106)	(128)
Dividends paid	(171)	(154)
Other	15	59

Net cash used in financing activities	(252)	(73)

Effect of exchange rate changes on cash and cash equivalents	(144)	(2)

Net increase (decrease) in cash and cash equivalents	394	(25)
Cash and cash equivalents at beginning of period	4,193	2,456

Cash and cash equivalents at end of period	$4,587	$2,431

Definitions related to Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price litigation matter, as such term is defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.